UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Convertible Notes and Warrants

On December 14, 2023, Eterna Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) 12.0% senior convertible notes (the “Notes”) in an aggregate principal amount of $9,193,000, convertible into shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”) at a conversion price of $1.9194 per share, and (ii) warrants (the “Warrants” and, together with the Notes, the “Securities”) to purchase up to an aggregate of 9,579,014 shares of Common Stock at an exercise price of $1.43 per share (collectively, the “Private Placement”).

The Company held an initial closing of the Private Placement at which it received approximately $7.8 million on December 15, 2023 and the remainder of approximately $1.4 million is expected to be received at a closing to occur no later than January 15, 2024, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

In connection with the Private Placement, the Company agreed to amend an aggregate of 10,464,292 outstanding warrants previously issued to investors on each of December 2, 2022 and July 14, 2023 such that the exercise price of such warrants is lowered to $1.43 per share.

The Notes

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The Notes accrue interest at a rate of 12.00% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2024.  At its election, the Company may pay interest either in cash or in-kind by increasing the outstanding principal amount of the Notes.  The Notes mature five years after the date of issuance, unless earlier converted or repurchased. The Company may not redeem the Notes at its option prior to maturity.

The Notes are convertible into shares of Common Stock (the “Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.9194 (the “Conversion Price”).  The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, as described in the Notes. The Notes do not contain any ratchet or other financial anti-dilution provisions.  The Notes contain certain conversion limitations providing that no conversion may be made if the aggregate number of shares of Common Stock beneficially owned by the holder thereof would exceed 4.99%, 9.99% or 19.99% immediately after conversion thereof, subject to certain increases not in excess of either 9.99% or 19.99% at the option of such holder.

The Notes provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: the Company’s failure to pay any amounts due to the holders of the Notes when due, breaches of any representation, warranty, covenant or other term or condition in the Notes, and certain events of bankruptcy. Generally, if an event of default occurs and is continuing under the Notes, the holder thereof may require the Company to repurchase some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

Under the terms of the Notes, the Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, transactions with affiliates, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Notes.

The Warrants

The Company issued Warrants to purchase an aggregate of 9,579,014 shares of Common Stock, representing 200% of the number of shares of Common Stock into which the Notes are initially convertible.  The Warrants are exercisable for shares of Common Stock (the “Warrant Shares”) immediately, at an exercise price of $1.43 per share and expire five years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, as described in the Warrants. The Warrants contain a provision pursuant to which such Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof would exceed 4.99%, 9.99% or 19.99% immediately after exercise thereof, subject to certain increases not in excess of either 9.99% or 19.99% at the option of such holder.

Registration Rights

The Notes, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 100% of the Conversion Shares and the Warrant Shares promptly following the initial closing, but in no event later than 30 calendar days after the initial closing, and to have such Registration Statement declared effective within 75 days (or, if the SEC conducts a full review, within 90 days) of filing.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement, forms of which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference.  The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Notes and Warrants are being offered without any general solicitation by the Company or its representatives.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On December 19, 2023, Dr. Matthew Angel notified Eterna Therapeutics Inc. (the “Company”) that he was resigning from his position as the Company’s President and Chief Executive Officer, effective on December 31, 2023. Dr. Angel’s resignation was not the result of any disagreement between Dr. Angel and the Company.

Appointment of Chief Executive Officer

On December 19, 2023, the board of directors (the “Board”) of the Company appointed Sanjeev Luther as the Company’s President and Chief Executive Officer (and principal executive officer), which appointment will become effective on January 1, 2024, to serve until his successor is duly elected and qualified, or until his earlier resignation or removal.

Mr. Luther, 62 years old, served as President and Chief Executive Officer of Cornerstone Pharmaceuticals, Inc. (“Cornerstone”) from November 2017 until December 2023, prior to which he served as Chief Operations Officer of Cornerstone from January 2017 to November 2017 and as Chief Business Officer from December 2014 to December 2016. Mr. Luther also served as Executive Chairman of Lipomedix Pharmaceuticals Ltd. (“Lipomedix”) from 2018 to 2021. Mr. Luther serves on the board of directors of Lipomedix as well as the South Asian Pharmaceutical Council. Mr. Luther received his bachelor’s degree from the University of Buffalo and his masters of business administration in marketing from the University of Buffalo.

There are no family relationships between Mr. Luther and any of the Company’s existing directors or executive officers. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Luther was or is to be a participant and in which Mr. Luther had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

In connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Luther, dated as of December 19, 2023 (the “Luther Employment Agreement”). The Luther Employment Agreement provides for Mr. Luther’s at-will employment as the Chief Executive Officer for a term commencing on January 1, 2024 and continuing until terminated by either the Company or Mr. Luther. Under the terms of the Luther Employment Agreement, the Company will pay Mr. Luther an annual base salary of $550,000, which amount is subject to periodic review by the compensation committee of the Board (the “Compensation Committee”). Mr. Luther will also receive a signing bonus equal to $75,000, and he is eligible to receive an annual cash bonus award in an amount up to a target of 50% of his base salary upon achievement of agreed upon performance targets. The bonus will be determined by the Board or the Compensation Committee and paid annually by March 15 in the year following the performance year on which such bonus is based.

In accordance with the terms of the Luther Employment Agreement, Mr. Luther will receive a non-qualified stock option to purchase 1,685,218 shares of common stock, 25% of which will vest on the first anniversary of Mr. Luther’s actual start date, and the remainder will vest ratably on a monthly basis over the three-year period thereafter (the “Luther Option Grant”). Vesting generally requires Mr. Luther’s continued employment through the relevant vesting date.

If Mr. Luther’s employment is terminated by the Company without Cause or by Mr. Luther for Good Reason (each such capitalized term as defined in the Luther Employment Agreement), then the Company will pay Mr. Luther all amounts accrued but unpaid as of the effective date of such termination, continuation of his base salary for the nine months following termination, COBRA benefits for the nine months following termination and a prorated performance bonus. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within the twelve months following a Change in Control (as defined in the Luther Employment Agreement), Mr. Luther will receive a lump-sum payment comprised of all amounts accrued but unpaid as of the effective date of such termination, twelve months of his then-current base salary, his full expected performance bonus, and twelve months of COBRA benefits. Any such severance benefits under the Luther Employment Agreement are contingent on Mr. Luther entering into and not revoking a general release of claims in favor of the Company.

The Luther Employment Agreement provides for reimbursement of reasonable business expenses and participation in the Company’s benefit plans. The Luther Employment Agreement contains customary covenants related to confidentiality and non-disparagement.

The foregoing description of the Luther Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Luther Employment Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Company also expects to enter into its standard director and officer indemnification agreement with Mr. Luther, a form of which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 15, 2022.

Chairman of the Board

On December 19, 2023, the Board appointed James Bristol as chairman of the Board, effective immediately, to serve until his successor is duly elected and qualified, or until his earlier resignation or removal. As previously disclosed, Mr. Bristol has served on the Board since October 30, 2023.

Compensation of Senior Vice President of Finance

On December 19, 2023, the Board approved (i) an increase in base salary for Sandra Gurrola, the Company’s Senior Vice President of Finance, to $275,000, effective as of December 16, 2023, and (ii) the payment to Ms. Gurrola of a cash lump sum equal to $33,541.67, representing the additional amount of salary Ms. Gurrola would have received had the salary increase referred to in (i) taken effect as of May 5, 2023.

Item 8.01	Other Events.

On December 14, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of 12.0% Senior Convertible Note.
4.2	Form of Warrant.
10.1*	Securities Purchase Agreement, dated as of December 14, 2023, by and among Eterna Therapeutics Inc. and the purchasers party thereto.
10.2	Registration Rights Agreement, dated as of December 14, 2023, by and among Eterna Therapeutics Inc. and the parties thereto.
10.3#	Employment Agreement, dated as of December 19, 2023, by and among Eterna Therapeutics Inc. and Sanjeev Luther.
99.1	Press Release, dated December 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

# Management contract or compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: December 20, 2023	By:	/s/ Matthew Angel
Chief Executive Officer